UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

Transdel Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52998	45-0567010
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601-C East Palomar Street, Chula Vista, CA	91911
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 457-5300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of Transdel Pharmaceuticals, Inc. (the “Company”) accepted the resignation of John T. Lomoro as Principal Executive Officer, Chief Financial Officer and Treasurer of the Company, effective September 16, 2011. Mr. Lomoro’s resignation was not in connection with any known disagreement with the Company on any matter. The Board of Directors has appreciated Mr. Lomoro’s dedication to the Company and significant efforts over the past four years and wishes him well in his future endeavors.
On the same date, the Board of Directors of the Company appointed Terry Nida, the Company’s current Chief Business Officer, to serve as the Company’s Principal Executive Officer and Principal Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Transdel Pharmaceuticals, Inc.
Date: September 20, 2011	By:	/s/ Terry Nida
Terry Nida
Principal Executive Officer and Principal Financial Officer